1 EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is made and entered into on March 12, 2025, and is effective as of February 20, 2024 (the “Effective Date”), by and between Pagaya Technologies US LLC, a Delaware limited liability company (the “Company”) and a subsidiary of Pagaya Technologies Ltd., a company organized under the laws of the state of Israel (the “Parent”), and Evangelos Perros (“Executive” and, together with the Company, and the Parent the “Parties”). RECITALS WHEREAS, the Company wishes to employ Executive on the terms and conditions described herein, and Executive wishes to be so employed by the Company. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereto agree as follows: 1. Term. Executive’s employment with the Company under the terms and conditions of this Agreement shall commence on the Effective Date and shall continue until such time that Executive’s employment is terminated in accordance with the terms and conditions of Section 5 of this Agreement (the “Term”). Notwithstanding any provision of this Agreement to the contrary, Executive shall be employed on an “at-will” basis and Executive’s employment may be terminated by either Party at any time, subject to the notice provisions contained herein that may apply with respect to termination of employment during the Term. 2. Title; Services and Duties. (a) During the Term, Executive shall be employed by the Company as the Parent’s Chief Financial Officer, and shall report to the Chief Executive Officer of the Parent, pursuant to the terms of this Agreement. (b) During the Term, Executive shall (i) be a full-time employee of the Company, (ii) have such duties, responsibilities and authority as are reasonably prescribed by the Chief Executive Officer of the Parent, as applicable, consistent with Executive’s position and (iii) devote all of Executive’s business time and best efforts to the performance of Executive’s duties to the Company and the Parent and shall not engage in any other business, profession or occupation for compensation. Notwithstanding the foregoing, Executive may (x) serve as a director or advisor of non-profit organizations with the prior approval of the Parent’s Board of Directors (the “Board”), (y) perform and participate in charitable civic, educational, professional, community, industry affairs and other related activities, and (z) manage personal investments; provided, however, that such activities shall be performed outside of Executive’s working hours for the Company and the Parent, do not materially interfere, individually or in the aggregate, with the performance of Executive’s duties hereunder, shall not breach the terms of the confidentiality and restrictive covenant agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”), and shall not have an adverse impact on the Company or the Parent or give rise to any conflict of interest with any of the Company or Parent’s business or Executive’s duties and

2 functions under this Agreement. (c) Executive shall report to and work primarily from the Company’s New York office. Executive understands and agrees that Executive may also be required to travel from time to time for business reasons for no additional consideration, except for the reimbursement of the respective business expenses incurred with such travel according to the Company’s applicable expense reimbursement policy. (d) Executive represents and warrants that the execution and delivery of this Agreement and the fulfillment of the terms hereof does not and will not constitute a default under or breach of any agreement or other instrument to which Executive is a party or by which Executive is bound to, including without limitation, any previous confidentiality and/or non-competition and/or intellectual property assignment agreement, and does not require the consent of any person or entity. (e) Executive shall inform the Company immediately upon becoming aware of any matter in which Executive or a member of Executive’s immediate family or affiliate has, or may have, a personal interest, which may create a conflict of interest with Executive’s duties under Executive’s employment hereunder. (f) Executive declares and undertakes that Executive shall not receive any payment and/or other benefits from any third party, directly or indirectly, in connection with Executive’s employment hereunder. (g) Executive hereby consents, of Executive’s own free will, that the information in this Agreement and any information concerning Executive and gathered by the Company, will be held and managed by the Company or on its behalf, inter alia, on databases, and that the Company shall be entitled to transfer such information to third parties, in Israel or abroad. The Company and the Parent undertake that the information will be used and transferred for legitimate business purposes only. Without derogating from the generality of the above, such purposes may include, without limitation, human resources management, assessment, and diligence processes related to potential transactions with respect to the Company or its assets, as well as transfers as part of the consummation of such transaction, and all solely to the extent reasonably required. 3. Compensation. (a) Base Salary. The Company shall pay Executive a base salary in the amount of $650,000 per annum (the “Base Salary”) during the Term, payable in accordance with the Company’s regular payroll practices as in effect from time to time. The Base Salary shall be periodically reviewed by the Board during the Term. (b) Annual Bonus. (i) Executive shall be eligible to receive a cash bonus in the target amount of $600,000, subject to Executive’s and the Company’s performance and as recommended by the Chief Executive Officer and approved by the Board of Directors (the “Annual Bonus”). The actual amount of the Annual Bonus shall be in the discretion of the Chief Executive Officer and the Board of Directors; provided, however, for calendar year 2024, the cash bonus at the full

3 target amount of $600,000 is guaranteed (the “Guaranteed Bonus”). (ii) Performance Bonus. Executive shall be eligible to receive performance cash bonus in the target amount of $250,000 for calendar year 2024, subject to his and the Company’s performance and as recommended by the Chief Executive Officer and approved by the Board of Directors (the “CY 2024 Bonus”). The actual amounts of the CY 2024 Bonus shall be in the discretion of the Chief Executive Officer and the Board of Directors. (iii) Any annual cash bonus that becomes payable to Executive under this Section 3(b) shall be paid to Executive, in cash, as soon as practicable following the end of the fiscal year of the Company to which it relates; provided, that, subject to Section 5, Executive is an active employee of the Company, and has not given or received notice of termination or resignation of employment as of the date on which such payment is made and is not under investigation for conduct that may constitute Cause for termination (as defined below). The Company may, in its sole discretion, pay any portion of Executive’s annual cash bonus prior to the end of the fiscal year of the Company to which it relates. (c) Equity. This Agreement does not address Executive’s option to purchase shares or other equity incentives of the Parent which, if applicable, was and/or will be, granted to Executive subject to the terms of an applicable equity plan, Board approval and an award agreement, as provided under separate cover. 4. Employee Benefits. (a) Employee Benefits and Prerequisites. During the Term, Executive shall be eligible to participate in all benefit plans made available by the Company to its senior executives generally. Such benefits shall be subject to the applicable limitations and requirements imposed by the terms of such benefit plans and shall be governed in all respects in accordance with the terms of such plans as in effect from time to time. Nothing in this Section 4(a), however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its current or former employees, including Executive. (b) Flexible Vacation/Sick Days. During the Term, Executive shall be eligible to take paid vacation on a flexible basis, meaning that rather than accruing a certain number of vacation days Executive may exercise reasonable discretion and judgment to take vacation as and when desired, so long as doing so does not negatively impact Executive’s work, or the Company’s operations. For avoidance of doubt, because flexible vacation time does not accrue it may not be “carried over” from one year into the next, and Executive will not have any accrued, unused vacation balance to be paid upon termination of employment (for any reason). In addition, Executive shall be eligible to take up to ten (10) days of paid sick leave per calendar year, consistent with applicable law, to be prorated for any partial year of employment and be subject to the terms of the Company’s applicable policy as to paid sick time off. For avoidance of doubt, paid sick days do not accrue, may not be “carried over” from one year to the next and are not payable upon termination of employment (for any reason). (c) Reimbursement of Business Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive during the Term in furtherance of Executive’s duties hereunder upon submission by Executive of vouchers or receipts

4 and in compliance with such rules and policies relating thereto as the Company may from time to time adopt. (d) Insurance; Indemnification. Executive will be covered by such directors’ and officers’ liability insurance on no less favorable terms as directors and officers of the Company or any of its Affiliates for which Executive serves as a director or officer. Executive will also be entitled to indemnification rights, benefits and related expense advances and reimbursements to the same extent as any other director or officer of the Company or any of its Affiliates for which Executive serves as a director of officer. 5. Termination of Employment. Executive’s employment shall be terminated at the earliest to occur of the following during the Term: (i) the date on which the Company provides notice to Executive of termination for “Disability” (as defined below); (ii) the date of Executive’s death; (iii) the date on which the Company provides notice to Executive of termination for “Cause” (as defined below); (iv) the date which is 30 days following the date on which the Company provides notice to Executive of termination without Cause; (v) the date which is 90 days following the date on which Executive provides notice to the Company of Executive’s termination of employment other than for “Good Reason” (as defined below) (such period, the “Notice Period”) or (vi) the applicable date as determined in accordance with the definition of Good Reason if such termination is by Executive for Good Reason . (a) For Cause; Resignation by Executive Other than for Good Reason; Death or Disability. If, during the Term, Executive’s employment is terminated by the Company for Cause or as a result of Executive’s death or Disability, or Executive resigns Executive’s employment other than for Good Reason, Executive shall not be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Base Salary (payable as provided in Section 3(a) hereof); (ii) reimbursement for any expenses properly incurred and reported by Executive prior to the date of termination in accordance with Section 4(c) hereof, payable on the Company’s first regularly scheduled payroll date which occurs at least 10 business days after the date of termination; and (iii) vested employee benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans described in Section 4(a) and Section 4(b) as of the date of termination (collectively, the “Accrued Rights”). Notwithstanding the foregoing, if Executive (or Executive’s estate, as applicable) executes a release of claims in the form attached as Exhibit C hereto, subject to any revisions necessary to reflect changes in applicable law occurring after the date hereof (the “Release”), in the event of such termination due to death or Disability, Executive shall be entitled to receive an amount in cash equal to the product of (A) Executive’s Annual Bonus and (B) a fraction, the numerator of which is the number of days Executive was employed during the fiscal year in which the date of termination occurs, and the denominator of which is 365 (the “Pro-Rated Bonus”), payable on the Payment Commencement Date (as defined below). (b) Termination by the Company without Cause or Resignation for Good Reason. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, then Executive shall be entitled to receive the Accrued Rights, and if (i) Executive executes a Release and the applicable revocation period with respect to the Release expires within 60 days (or such longer period as required by law) following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement (as defined in Section 6), then Executive shall

5 receive the following: (i) An amount in cash equal to six (6) months of Executive’s Base Salary, which amount shall be payable in substantially equal installments during the six (6) month period immediately following the date of termination in accordance with the Company’s regular payroll practices as in effect from time to time; provided, that, the first such payment will be made on the first regularly scheduled payroll date of the Company that occurs on or following the 60th day after the date of termination and will include all payments that would have been made to Executive had such payments commenced on the first regularly scheduled payroll date of the Company following the date of termination (the “Payment Commencement Date”); (ii) A Pro-Rated Annual Bonus at the full target amount for the year in which the termination takes place, if any, payable on the Payment Commencement Date; (iii) If the Executive’s prior year’s Annual Bonus, CY 2024 Bonus or Guaranteed Bonus has not yet been paid, such Annual Bonus, CY 2024 Bonus and/or Guaranteed Bonus at the full target amoung, if any, payable on the Payment Commencement Date; and (iv) Provided that Executive timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for the six (6) calendar months immediately following the end of the calendar month in which the date of termination occurs, the Company shall pay a portion of the premiums so that Executive’s cost for coverage is commensurate with active employees; provided, that, if the Company determines that such payments would cause adverse tax consequences to the Company or Executive or otherwise not be permitted under the Company’s health and welfare plans or under law, the Company shall instead provide Executive with monthly cash payments during such six (6) month period in an amount equal to the amount of the Company’s monthly contributions referenced above (the “Health Care Continuation”); provided, further, that such contributions shall cease to be effective as of the date that Executive obtains health and welfare benefits from a subsequent employer. (c) Termination by the Company without Cause or Resignation for Good Reason Following a Change in Control. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, in each case during the period beginning on a Change in Control and ending twelve (12) months thereafter, then Executive will be entitled to receive the Accrued Rights, and if (i) Executive executes a Release and the applicable revocation period with respect to the Release expires within 60 days (or such longer period as required by law) following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement, then Executive shall receive the following in lieu of the amounts described in Section 5(b) above: (i) An amount in cash equal to Executive’s Base Salary, as in effect immediately prior to the date of termination, which amount shall be paid in a single cash lump sum on the Payment Commencement Date; (ii) The entirety of Executive’s Annual Bonus for the year in which the termination takes place, at the full target amount payable on the Payment Commencement Date; (iii) If the Executive’s prior year’s Annual Bonus, CY 2024 Bonus or

6 Guaranteed Bonus has not yet been paid, such Annual Bonus, CY 2024 Bonus and/or Guaranteed Bonus at the full target amount, payable on the Payment Commencement Date; (iv) Provided that Executive timely elects to continue coverage under COBRA, for the twelve (12) calendar months immediately following the end of the calendar month in which the date of termination occurs, the Company shall pay a portion of the premiums so that Executive’s cost for coverage is commensurate with active employees; provided, that, if the Company determines that such payments would cause adverse tax consequences to the Company or Executive or otherwise not be permitted under the Company’s health and welfare plans or under law, the Company shall instead provide Executive with monthly cash payments during such twelve (12) month period with Health Care Continuation (as defined above); provided, further, that such contributions shall cease to be effective as of the date that Executive obtains health and welfare benefits from a subsequent employer; and (v) Notwithstanding anything to the contrary in the applicable award agreement(s), any outstanding award(s) granted to Executive under the Pagaya Technologies Ltd. 2022 Share Incentive Plan, to the extent they have not vested as of the date of Executive’s termination of employment, shall become fully vested as of such termination date. (d) During the Notice Period, Executive shall continue to work and perform all regular duties unless instructed otherwise by the Company and shall cooperate with the Company and use Executive’s best efforts to assist in handing over and the integration into the Company of the person or persons who will assume Executive’s responsibilities and duties. (e) Notwithstanding the foregoing, the Company shall be entitled, but not obligated, at any time prior to the expiration of the Notice Period, at its sole discretion: (i) to waive Executive’s actual work during the Notice Period, or to reduce Executive’s duties and functions while continuing to pay Executive regular payments and benefits until the end of the Notice Period; or (ii) terminate the employment relationship, at any time prior to the expiration of the Notice Period, and pay Executive upon termination, in lieu of the remainder of the Notice Period, the an amount in cash equal to the product of (A) Executive’s Base Salary and (B) a fraction, the numerator of which is the number of days in the Notice Period, and the denominator of which is 365, payable on the Payment Commencement Date. (f) Executive shall return to the Company all of the Company property placed in Executive’s possession no later than the last day of Executive’s employment with the Company (including the Notice Period, as applicable). (g) The Company shall be entitled, in its sole discretion, to set off from Executive’s final payments, including but not limited to salary and severance pay, any debt(s) that Executive may have towards the Company, including debt(s) due to Executive’s refusal to return Company Equipment to the Company and Executive hereby gives consent to such deduction. (h) Definitions. For purposes of this Agreement: (i) “Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the

7 possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise. (ii) “Cause” means (A) the willful commission of an act of fraud or misappropriation of Company assets or business opportunities by Executive in the course of Executive’s employment or service; (B) the indictment, conviction or entering of a plea of nolo contendere by Executive for a crime constituting a felony or in respect of any act of fraud; (C) the willful commission of an act by Executive that results, or is likely to result, in Executive or the Company (including any of its Affiliates) being enjoined, suspended, barred or otherwise formally disciplined by a government agency or a court for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (D) gross negligence or willful misconduct in connection with Executive’s performance of Executive’s duties in connection with Executive’s employment by the Company or Executive’s failure to comply with any of the restrictive covenants to which Executive is subject, which gross negligence, willful misconduct or failure results, or is likely to result, in material harm to the Company; or (E) Executive’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, which failure results, or is likely to result, in material harm to the Company unless Executive remedies the failure referenced in this clause no later than thirty (30) days following delivery to Executive of a written notice from the Company (including any of its Affiliates) describing such failure in reasonable detail (provided that Executive shall not be given more than one opportunity in the aggregate to remedy such failure). For purposes of this clause (ii), no act or omission on the part of Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the act or omission was in the best interests of the Company. Any act or omission shall be presumed to have been done or omitted in good faith and in the best interests of the Company if based upon (w) a resolution duly adopted by the Board of Directors, (x) written advice of outside counsel for the Company, (y) written advice of an accountant or auditor, or (z) agreement among at least two (2) other executives, which must include the executive(s) most closely connected to or responsible for the subject matter underlying the act or omission. (iii) “Change in Control” has the meaning set forth in the Pagaya Technologies Ltd. 2022 Share Incentive Plan. (iv) “Code” means the Internal Revenue Code of 1986, as amended. (v) “Disability” means Executive becoming physically or mentally incapacitated and therefore unable for a period of 45 consecutive working days or 75 working days in any six (6) month period to perform the duties hereunder, with or without reasonable accommodations, as determined by the Board in its sole discretion. If possible, the Company will engage in an interactive process with Executive to determine whether Executive can perform the duties hereunder with reasonable accommodations. (vi) “Good Reason” means, in each case without Executive’s consent, (A) a material decrease in Executive’s base salary, Annual Bonus or target long-term incentive compensation opportunity, other than a decrease of not less than 10% that is materially consistent with similar decreases required of other senior executives of the Company; (B) a material diminution in Executive’s primary duties, responsibilities or authority as Chief Financial Officer;

8 (C) a material breach of this Agreement or any other material compensatory arrangement with the Company by the Company; or (D) the decision of the Company to relocate its principal place of business to a location that is greater than fifty (50) miles from its current office in New York City, New York. Notwithstanding the foregoing, in no event will the occurrence of any such condition constitute Good Reason unless (1) Executive provides notice to the Company of the existence of the condition giving rise to Good Reason within ninety (90) days following Executive’s knowledge of its existence, (2) the Company fails to cure such condition within thirty (30) days following the date of such notice and (3) Executive terminates employment within ninety (90) days after the end of such cure period. (vii) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. 6. Confidentiality and Restrictive Covenant Agreement. Executive agrees and acknowledges that execution of the Restrictive Covenant Agreement is a condition of employment and must be signed prior to the Effective Date. 7. Assignment. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive, and any such attempted assignment or hypothecation shall be null and void. The Company may assign any of its rights hereunder, in whole or in part, to any successor or assign in connection with the sale of all or substantially all of the Company’s assets or equity interests or in connection with any merger, acquisition and/or reorganization. 8. Arbitration. (a) The Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (i) any dispute, controversy or claim related in any way to Executive’s employment with the Company or any termination thereof, (ii) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (iii) any claim arising out of or relating to this Agreement or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. All Disputes shall be resolved exclusively by arbitration administered by the Judicial Arbitration and Mediation Services (“JAMS”) under the JAMS Comprehensive Arbitration Rules & Procedures then in effect, available at www.jamsadr.com (the “JAMS Rules”). (b) Any arbitration proceeding brought under this Agreement shall be conducted in New York or another mutually agreed upon location before one arbitrator selected in accordance with the JAMS Rules. The Company will pay for any administrative or hearing fees charged by the arbitrator or JAMS, except that Executive shall pay any filing fees associated with any arbitration that Executive initiates (but only so much of the filing fees as Executive would

9 have instead paid, had Executive filed a complaint in a court of law). Each party to any Dispute shall pay its own expenses, including attorneys’ fees; provided, that, the arbitrator shall award the prevailing party reasonable costs and attorneys’ fees incurred but shall not be able to award any special or punitive damages. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. (c) Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed from in any court of competent jurisdiction. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. (d) It is part of the essence of this Agreement that any Disputes hereunder shall be resolved expeditiously and as confidentially as possible. Accordingly, the Company and Executive agree that all proceedings in any arbitration shall be conducted under seal and kept strictly confidential. In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by any legal process, as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award or as may be permitted by the arbitrator for the preparation and conduct of the arbitration proceedings. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests. (e) Notwithstanding anything in this Section 8, the Parties shall be entitled to temporary or permanent injunctive or equitable relief (without being obligated to post a bond or other collateral) from a court of competent jurisdiction in the event of any breach or threatened breach of the provisions of Articles II and/or III of the Restrictive Covenant Agreement attached hereto as Exhibit A, in addition to any other remedy that may be available, whether at law or in equity. (f) _________By initialing here, Executive acknowledges Executive has read this paragraph and agrees with the arbitration provision herein. 9. General. (a) Company Policies. Executive undertakes to comply with any and all Company policies and rules brought to Executive’s attention, including without limitation, the Company’s policy for prevention of sexual harassment in the workplace, the Company’s policy pertaining to disclosure and use of personal information and hereby undertakes to act in accordance with all such policies, as may be changed and modified from time to time. (b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to

10 the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)): To the Company: 335 Madison Avenue, 16th floor New York, NY 10017 Attention: Eric Watson, Chief Legal Officer Email: eric.watson@pagaya.com To Executive: At the address shown in the Company’s personnel records. (c) Entire Agreement. This Agreement (including any Exhibits hereto) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, including any employment agreement or offer letter, by and between Company and Executive. (d) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. (e) Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the parties hereto. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). (g) Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement, including without limitation, the provisions of Exhibits A, B and C attached hereto. (h) No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. (i) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

11 (j) Withholding. All compensation payable to Executive pursuant to this Agreement shall be subject to any applicable statutory withholding taxes and such other taxes as are required or permitted under applicable law and such other deductions or withholdings as authorized by Executive to be collected with respect to compensation paid to Executive. (k) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance therewith. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A: (i) Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A until Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A; (ii) Amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between Executive and the Company during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six months following Executive’s separation from service (or, if earlier, Executive’s date of death); (iii) amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to Executive) during one year may not affect amounts reimbursable or provided in any subsequent year; and (iv) if any severance amount payable under a plan or agreement that Executive may have a right or entitlement to as of the date of this Agreement constitutes deferred compensation under Section 409A, then the portion of the benefits payable hereunder equal to such other amount shall instead be provided in the form set forth in such other plan or agreement. The Company makes no representation that any or all of the payments described in this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. (l) 280G Payments. To the extent that Executive may be entitled to receive any payment or benefits that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code), the Company shall endeavor to submit to a stockholder vote the right of Executive to receive such parachute payments. In the event that (x) Executive determines not to submit parachute payments to any such stockholder vote and (y) any payment or benefit received or to be received by Executive, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject, in whole or in part, to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be reduced, but only to the extent that Executive would retain a greater amount on an after-tax basis than Executive would retain absent such reduction, such that the value of the Total Payments that Executive is entitled to receive will be $1 less than the maximum amount which Executive may receive without becoming subject to the Excise Tax. (m) No Mitigation. The Company agrees that, upon termination of Executive’s employment hereunder, Executive is not required to seek other employment or to attempt in any

12 way to reduce any amounts payable to Executive by the Company Group under this Agreement or otherwise. Further, no payment or benefit provided for in this Agreement or elsewhere shall be reduced by any compensation earned by Executive as the result of employment by another employer. (n) Counterparts. This Agreement may be executed in counterparts (including by DocuSign or other electronic signature compliant with the federal E-Sign Act), each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. (o) Legal Fees. The Company shall reimburse Executive’s legal fees in connection with this Agreement not to exceed $20,000 within thirty (30) days after the Company's receipt of an invoice evidencing such fees. 10. Executive Representation and Acceptance. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive’s duties hereunder. [Remainder of page is left blank intentionally]

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT] IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written. PAGAYA TECHNOLOGIES US, LLC By: /s/ Eric Watson Name: Eric Watson Title: Chief Legal Officer EXECUTIVE /s/ Evangelos Perros Evangelos Perros